SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2011

Global Traffic Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51838	33-1117834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 6th Floor, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 896-1255

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2011, Global Traffic Network, Inc. (“Global” or the “Company”), a Nevada corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GTCR Gridlock Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“Parent”) acting by its general partner, GTCR Gridlock Partners, Ltd., a Cayman Islands limited company, GTCR Gridlock Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“U.S. Parent”), and GTCR Gridlock Acquisition Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of U.S. Parent (the “Purchaser”).

Pursuant to the Merger Agreement, Purchaser will commence a tender offer (the “Tender Offer”) to purchase all of the outstanding shares of common stock of the Company (the “Shares”) for $14.00 per share, payable to the seller in cash, without interest, subject to any withholding of taxes required by applicable law (the “Offer Price”). The Merger Agreement also provides that following completion of the Tender Offer, Purchaser will be merged with and into Global (the “Merger”), with Global surviving the merger as a wholly-owned subsidiary of U.S. Parent. At the effective time of the Merger, all remaining outstanding Shares not tendered and accepted for payment in the Tender Offer (other than Shares owned by Parent and its direct and indirect subsidiaries, and Global) will be acquired for cash at the Offer Price and on the terms and conditions set forth in the Merger Agreement.

The Merger Agreement provides that Purchaser will commence the Tender Offer as promptly as practicable after the date of the Merger Agreement. Purchaser will accept for payment all Shares validly tendered and not properly withdrawn, pursuant to the terms of the Merger Agreement and the Tender Offer. The Purchaser’s obligation to accept for payment and pay for all Shares validly tendered pursuant to the Tender Offer is subject to the satisfaction of customary closing conditions, including a “minimum condition,” which requires there to be validly tendered and not withdrawn in the Offer a number of Shares which represents at least a majority of the Shares then issued and outstanding, excluding from such calculation (i) the Contributed Shares (as defined below) and any other Shares then subject to the Contribution Agreement (as defined below), and (ii) other Shares then owned of record or beneficially by any executive officer (within the meaning of Section 16 under the Securities Exchange Act of 1934, as amended) of the Company. Neither the Tender Offer nor the Merger is subject to a financing condition.

Concurrently with the execution of the Merger Agreement, Parent delivered to the Company a Guaranty, dated as of the date of the Merger Agreement, pursuant to which a fund affiliated with GTCR Investment X AIV Ltd. (“Guarantor”) agreed to guaranty Parent’s, U.S. Parent’s and Purchaser’s obligations under the Merger Agreement.

The Company has also granted to Purchaser an irrevocable option, which Purchaser may exercise immediately after completion of the Tender Offer, to purchase a number of newly-issued Shares at the Offer Price that, when added to the Shares beneficially owned by Purchaser following completion of the Offer (including the Contributed Shares), will constitute one Share more than 90% of the Shares entitled to vote on the Merger, on a fully diluted basis (the “Top-Up Option”). If Purchaser acquires more than 90% of the outstanding Shares, including through exercise of the Top-Up Option, it is required to complete the Merger through certain “short form” merger procedures available under Nevada law that do not require any meeting of, or vote by, Company stockholders.

The purchase price for the Shares purchased on exercise of the Top-Up Option will be $14.00 per share, payable $0.01 per Share in cash and the balance through delivery of a promissory note payable to the Company substantially in the form attached to the Merger Agreement as Exhibit A thereto. The Shares issued pursuant to the exercise of the Top-Up Option will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

The Merger Agreement contains customary representations and warranties of the Company, on the one hand, and of Parent and Purchaser, on the other. The Merger Agreement also includes customary covenants of the Company, Parent and Purchaser. The Company has agreed to operate its business in the ordinary course until the Merger is consummated. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under certain circumstances, the Company will be required to pay Parent a termination fee.

The Company has agreed to certain restrictions on its ability to solicit and respond to any other proposals to acquire the Company. Under the Merger Agreement, in general, the Company is permitted, under a “go-shop” provision, to solicit, provide information to, and engage in discussions with, third parties with respect to alternative acquisition proposals until September 13, 2011. Subject to certain requirements of the Merger Agreement, the Company may negotiate with parties that submit qualifying competing proposals during the initial solicitation period for a period expiring on October 1, 2011. The Tender Offer is required to remain until the completion of the solicitation period, and if applicable, the subsequent negotiation period. The Merger Agreement contains certain termination rights by Global and Parent including, with respect to Global, in the event that Global receives a Superior Proposal (as defined in the Merger Agreement). In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the acceptance of a Superior Proposal by Global, Global may be required to pay Parent a termination fee of $8,286,910, which fee shall be reduced to $4,143,455 with respect to the termination of the Merger Agreement prior to October 1, 2011 if a transaction is entered into with a party that makes a qualifying proposal during the “go-shop” period.

A special committee comprised solely of independent directors (the “Special Committee”) of the Company’s Board of Directors (the “Company Board”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to and in the best interests of the Company and its constituencies, including its unaffiliated stockholders, and recommended that the Company Board declare the advisability of the Offer and the Merger, approve and adopt in all respects the Merger Agreement, and authorize the execution and delivery of the Merger Agreement and the transactions contemplated thereby. The Merger Agreement and the transactions contemplated therein were then unanimously approved by the full Company Board.

The foregoing description of the Merger Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Guaranty, which are filed as Exhibit 2.1 and Exhibit 2.2 hereto, respectively, and each of which is incorporated herein by reference. The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, Global. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Global, Parent, U.S. Parent, Purchaser or any of their respective subsidiaries or affiliates.

Additional Information and Where to Find It

The Tender Offer for the outstanding Shares described herein has not yet commenced. This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Global pursuant to the Tender Offer or otherwise. Any offers to purchase or solicitations of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which will be filed with the U.S. Securities and Exchange Commission (“SEC”) by Purchaser. In addition, Global will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D–9 with respect to the Tender Offer. Global stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the Tender Offer that are filed with the SEC carefully and in their entirety prior to making any decision with respect to the Tender Offer because they contain important information, including the terms and conditions of the offer.

Participants in the Solicitation

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Global by Parent. In connection with the proposed acquisition, Global intends to file relevant materials with the SEC, including, if and as required by the Merger Agreement in connection with any meeting of stockholders, if applicable, a proxy statement in preliminary and definitive form. Global stockholders are strongly advised to read all relevant documents filed with the SEC, including any definitive proxy statement, because they will contain important information about the proposed transaction.

Global stockholders may obtain copies of these documents (when they become available) for free at the SEC’s website at www.sec.gov or from Global’s Investor Relations Department, c/o Phil Carlson, KCSA Strategic Communications, 880 Third Avenue 6th Floor, New York, NY 10022, pcarlson@kcsa.com.

ITEM 7.01	Regulation FD Disclosure.

As disclosed in more detail in the press release attached hereto as Exhibit 99.1, Global will host a conference call at 10:30 a.m. EST on Wednesday, August 3, 2011, to discuss the Merger Agreement and the transactions contemplated thereby.

ITEM 8.01	Other Events.

Contribution Agreement

Concurrently with the entry into the Merger Agreement, and as a condition to and inducement of Parent’s, U.S. Parent’s and the Purchaser’s willingness to enter into the Merger Agreement, the Chairman of the Company entered into a contribution, non-tender and support agreement with Parent (the “Contribution Agreement”), pursuant to which he has agreed, among other things, to not tender any Shares owned by him in the Offer, to support the Offer and the Merger as provided in the Contribution Agreement and to contribute certain Shares owned by him and identified in the Contribution Agreement (the “Contributed Shares”) to Parent following the Offer’s acceptance time and prior to the Merger’s effective time upon admission as a limited partner of Parent. The Contribution Agreement will terminate if the Merger Agreement is terminated.

Press Release

On August 3, 2011, the Company issued a press release regarding the execution of the Merger Agreement. A copy of the press release is filed hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Document

2.1*	Form of Agreement and Plan of Merger, dated August 2, 2011, by and among Global Traffic Network, Inc. and GTCR Gridlock Holdings (Cayman), L.P., acting by its general partner, GTCR Gridlock Partners, Ltd., GTCR Gridlock Holdings, Inc., and GTCR Gridlock Acquisition Sub, Inc.

2.2	Form of Guaranty, dated as of August 2, 2011, in favor of Global Traffic Network, Inc.

99.1	Press Release, issued August 3, 2011.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S–K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TRAFFIC NETWORK, INC.

Date: August 3, 2011
	By:	/s/ Scott E. Cody
	Name:	Scott E. Cody
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1*	Form of Agreement and Plan of Merger, dated August 2, 2011, by and among Global Traffic Network, Inc. and GTCR Gridlock Holdings (Cayman), L.P., acting by its general partner, GTCR Gridlock Partners, Ltd., GTCR Gridlock Holdings, Inc., and GTCR Gridlock Acquisition Sub, Inc.

2.2	Form of Guaranty, dated as of August 2, 2011, in favor of Global Traffic Network, Inc.

99.1	Press Release, issued August 3, 2011.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S–K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.